Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Liz Bauer, Senior Vice President

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

SECOND QUARTER 2006 RESULTS

CSG Exceeds Expectations: Revenues of $95.0 million;

GAAP EPS of $0.33 per share.

ENGLEWOOD, COLO. (July 25, 2006) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended June 30, 2006.

Second Quarter 2006 Highlights:

•	CSG exceeded its financial expectations for the second quarter of 2006, primarily as a result of its strong operating performance for the quarter. GAAP results were as follows: total revenues were $95.0 million; operating income was $21.8 million; and net income was $15.6 million, or $0.33 per diluted share.

•	Cash flows from operations for the quarter were $38.7 million, which were higher than expectations primarily as a result of favorable changes in working capital.

•	For the quarter, CSG repurchased approximately 241,000 shares of its common stock for $5.9 million (weighted-average price of $24.41 per share) under its stock repurchase program.

•	In July, CSG’s Board of Directors authorized the repurchase of up to $350 million of the company’s outstanding common stock through a Rule 10b5-1 stock repurchase plan.

•	To date, the company has 24 million cable customer accounts on its Advanced Convergent Platform (ACP), including the nation’s largest cable site, Time Warner New York City, which successfully migrated its customer base to ACP.

•	In July, Mike Scott was named Chief Operating Officer. He will continue as an Executive Vice President for the company.

“We continue to execute on the objectives that we outlined a year ago,” Ed Nafus, chief executive officer and president of CSG Systems International, Inc., said. “These objectives include: focusing on our core strengths and maximizing the opportunities that are in front of us; helping our clients be successful; and driving shareholder value by creating a long-term sustainable and profitable business. We continue to migrate customer accounts to our Advanced Convergent Platform and help our clients rollout new advanced service offerings. This, in turn, allows our clients to introduce new services and drive revenues. In addition, we recently announced a stock buyback program which allows us to return value to our shareholders. We are in a strong position because we have a business model that generates strong cash flows. This provides us with the confidence that we have enough financial resources to pursue acquisitions and execute on our organic growth opportunities going forward.”

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July 25, 2006

-more-

Summary GAAP Results of Operations Information (unaudited)

(in thousands, except per share amounts and percentages):

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	Percent Change	2006	2005	Percent Change
Continuing operations:
Total revenues	$95,053	$96,850	(2%)	$188,013	$190,026	(1%)
Operating income	21,792	24,750	(12%)	43,993	45,700	(4%)
Income from continuing operations	15,605	15,244	2%	31,071	27,646	12%
Discontinued operations, net of tax	—	(6,697)	NM	—	(10,518)	NM
Net income	15,605	8,547	83%	31,071	17,128	81%
Diluted earnings (loss) per share:
Income from continuing operations	$0.33	$0.31	6%	$0.66	$0.56	18%
Discontinued operations, net of tax	—	(0.14)	NM	—	(0.21)	NM

Net income	$0.33	$0.17	94%	$0.66	$0.35	89%

Second Quarter 2006 Results

Total revenues for the second quarter of 2006 were $95.0 million, down two percent when compared to $96.8 million for the same period in 2005, and up two percent when compared to $93.0 million for the first quarter of 2006. The components of total revenues are as follows: (i) processing revenues for the second quarter of 2006 were $87.7 million, down one percent when compared to $88.6 million for the same period last year, and up two percent when compared to $86.4 million for the first quarter of 2006; and (ii) software, maintenance and services revenues were $7.3 million for the current quarter, an eleven percent decrease when compared to $8.2 million for the same period last year, however, a increase of twelve percent when compared to $6.6 million for the first quarter of 2006.

Income from continuing operations presented in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2006 was $15.6 million, or $0.33 per diluted share, compared to $15.2 million, or $0.31 per diluted share, for the same period last year, and $15.5 million, or $0.33 per diluted share, for the first quarter of 2006. Income from continuing operations for the second quarter of 2006 included $1.1 million, or $0.02 per diluted share, of restructuring expenses, with no comparable amounts in the second quarter of 2005. Income from continuing operations for the second quarter of 2005 was reduced by $4.3 million, or $0.05 per diluted share, of retirement benefits for our former CEO, with no comparable amount in the current quarter.

Total customer accounts processed on CSG’s systems as of June 30, 2006 were 44.9 million, compared to 45.0 million as of March 31, 2006. To date, approximately 75% of CSG’s cable customer accounts have migrated to CSG’s Advanced Convergent Platform, or ACP. The annualized revenue per processing unit (“ARPU”) for the second quarter of 2006 was $7.79 compared to $7.66 for the first quarter of 2006. The sequential quarterly

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July 25, 2006

increase in ARPU relates primarily to the continued high usage of marketing services and customer care solutions by CSG’s clients.

Supplemental Data

The following information is provided to assist readers in further evaluating CSG’s performance (in thousands, except per share amounts):

	Three Months Ended June 30, 2006		Three Months Ended June 30, 2005
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain key operating income items:
Former CEO retirement benefits	$78	$0.00	$4,268	$0.05
Restructuring charges	1,141	0.02	3	0.00

Total	$1,219	$0.02	$4,271	$0.05

Certain non-cash expenses:
Depreciation	$2,699	$0.04	$2,501	$0.03
Amortization of intangible assets	3,796	0.05	3,399	0.04
Stock-based employee compensation	3,195	0.04	3,473	0.05

Total	$9,690	$0.13	$9,373	$0.12

	Six Months Ended June 30, 2006		Six Months Ended June 30, 2005
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain key operating income items:
Former CEO retirement benefits	$155	$0.00	$8,489	$0.11
Restructuring charges	2,290	0.03	6	0.00

Total	$2,445	$0.03	$8,495	$0.11

Certain non-cash expenses:
Depreciation	$5,051	$0.07	$5,092	$0.07
Amortization of intangible assets	7,531	0.10	6,708	0.09
Stock-based employee compensation	6,029	0.08	6,724	0.09

Total	$18,611	$0.25	$18,524	$0.25

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of continuing operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(2)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s effective income tax rates from continuing operations of 38% for the three and six months ended June 30, 2006 and 36% for the three and six months ended June 30, 2005.

Financial Condition

As of June 30, 2006, CSG had cash, cash equivalents and short-term investments of $414.3 million, compared to $384.6 million as of March 31, 2006, and $392.2 million as of December 31, 2005. Net billed accounts receivable were $96.3 million as of June 30, 2006, compared to $109.4 million as of March 31, 2006, and $104.8 million as of December 31, 2005. The sequential quarterly decrease of approximately $13 million relates to normal fluctuations in the timing of invoicing and payments between quarters. Cash flows from operations for the quarter ended June 30, 2006 were $38.7 million, compared to $22.0 million for the quarter ended March 31, 2006, and $43.3 million for

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the quarter ended June 30, 2005. The second quarter of 2006 cash flows from operations were higher than expectations as a result of favorable changes in working capital balances during the quarter, primarily related to the reduction in the accounts receivable balance mentioned above.

Stock Repurchase Program

During the second quarter of 2006, CSG repurchased approximately 241,000 shares of its common stock at a total purchase price of $5.9 million (a weighted-average price of $24.41 per share). Including these shares, the total shares repurchased under CSG’s stock repurchase program since its inception in August 1999 is 14.0 million shares, at a total repurchase price of $346.5 million (a weighted-average price of $24.68 per share).

In July, CSG announced that its Board of Directors authorized the repurchase of up to $350 million of the company’s outstanding common stock through a new Rule 10b5-1 stock repurchase plan. In conjunction with this action, the Board approved a 10 million share increase in the number of shares authorized for repurchase under CSG’s stock repurchase program, bringing the total number of authorized shares under the program to 30 million. As a result, the remaining number of shares authorized for repurchase under the stock repurchase program is 16.0 million shares. CSG expects to begin repurchasing shares under its new Rule 10b5-1 plan in early August 2006, and expects to complete the $350 million of stock repurchases within 12 to 15 months.

Remaining 2006 Financial Guidance

“The company continues to execute on its financial objectives,” Randy Wiese, chief financial officer, said. “Based on our performance during the first six months of the year, we are raising the lower end of our full-year revenue guidance from $371 million to $377 million. In addition, based on our expected operating performance for the year, and considering the impact of our recently announced $350 million stock repurchase plan, we believe our full year income from continuing operations will now range between $1.34 and $1.38 per diluted share.”

CSG’s financial guidance for continuing operations for the third and fourth quarter 2006, and for the full year 2006 is as follows (in millions, except for per share amounts and percentages):

	Third Quarter	Fourth Quarter	Full Year
Revenues	$95 - $97	$94 - $96	$377 - $381
Operating Margins	23%	23%	23%
Earnings per Diluted Share	$0.34 - $0.36	$0.34 -$0.36	$1.34 - $1.38
Income Tax Rate	34% - 35%	34% - 35%	36% - 37%
Average Diluted Shares Outstanding	46.6	43.9	46.3
Cash Flows from Operations	$25 - $27	$24 - $26	$110 -$114
Capital Expenditures	$2 - $3	$2 - $3	$8 - $10

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There are certain non-cash items included in CSG’s third and fourth quarter 2006 and full year 2006 GAAP earnings per diluted share guidance noted above. The following table outlines the expected impact of these items, and is provided to assist readers in further evaluating CSG’s expected financial performance for these periods (in thousands, except per share amounts):

	Third Quarter	Fourth Quarter	Full Year
Certain non-cash expenses (3):
Depreciation	$2,500	$2,400	$10,000
Amortization of intangible assets	4,100	4,200	15,800
Stock-based employee compensation	3,000	2,900	11,900

Total	$9,600	$9,500	$37,700

Per diluted share impact (4)	$0.13	$0.14	$0.52

(3)	These items (on a pretax basis) are calculated in accordance with GAAP.

(4)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s estimated effective income tax rates from continuing operations as noted above.

Conference Call

CSG will host a one-hour conference call on Tuesday, July 25, at 5 p.m. EDT, to discuss CSG’s second quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International

Headquartered in Englewood, Colorado, CSG Systems International (Nasdaq: CSGS) is a leading provider of outsourced billing, customer care and print and mail solutions and services supporting the North American cable and direct broadcast satellite markets. CSG’s solutions support some of the world’s largest and most innovative providers of bundled multi-channel video, Internet, voice and IP-based services. CSG’s unique combination of solutions, services and expertise ensure that cable and satellite operators can continue to rapidly launch new service offerings, improve operational efficiencies and deliver a high-quality customer experience in a competitive and ever-changing marketplace. CSG is a S&P Midcap 400 company. For more information, visit our website at www.csgsystems.com.

Safe-Harbor Statement

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) CSG’s ability to continue to perform satisfactorily and maintain good customer relations with its five largest clients, Comcast Corporation, Echostar Communications, Time Warner, Inc., Charter Communications and Adelphia Communications, which combined make up approximately 70% of CSG’s revenues; 2) the continued acceptance of CSG Advanced Convergent Platform and its related products and services; 3) CSG’s ability to enhance current products and develop new technology that will retain existing clients and capture new market share; 4) significant forays into new markets, which may prove costly and unprofitable; 5) the degree to which CSG’s expectations of market penetration and consumer acceptance of advanced IP services prove true — and even if realized, CSG’s ability to meet the billing and customer care needs of those markets; 6) client consolidation, which has decreased the number of potential buyers for many of CSG’s products and services; 7) CSG’s ability to renew contracts and sell additional products and services to existing and new clients; 8) CSG’s ability to successfully deliver on lengthy and/or complex implementation projects, which by their nature, carry much

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July 25, 2006

more risk, and 9) CSG’s ability to successfully integrate and manage acquired businesses or assets in order to achieve the expected strategic, operating and financial goals established for such acquisitions. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIALS TO FOLLOW

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July 25, 2006

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$343,957	$346,113
Short-term investments	70,296	46,111

Total cash, cash equivalents and short-term investments	414,253	392,224
Trade accounts receivable-
Billed, net of allowance of $1,059 and $1,324	96,345	104,812
Unbilled and other	5,854	6,660
Deferred income taxes	8,994	9,565
Income taxes receivable	—	5,032
Other current assets	6,471	17,145

Total current assets	531,917	535,438
Property and equipment, net of depreciation of $65,232 and $61,333	19,941	21,143
Software, net of amortization of $32,363 and $31,945	8,351	—
Goodwill	9,228	623
Client contracts, net of amortization of $75,565 and $68,634	36,402	41,661
Deferred income taxes	28,865	33,275
Other assets	7,957	6,236

Total assets	$642,661	$638,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$24,034	$19,651
Trade accounts payable	12,420	17,306
Accrued employee compensation	16,788	32,447
Deferred revenue	13,523	9,575
Income taxes payable	5,549	—
Other current liabilities	11,807	15,783

Total current liabilities	84,121	94,762

Non-current liabilities:
Long-term debt	230,000	230,000
Deferred revenue	8,545	8,943
Other non-current liabilities	2,646	6,341

Total non-current liabilities	241,191	245,284

Total liabilities	325,312	340,046

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 47,751,055 shares and 47,886,480 shares outstanding	609	601
Additional paid-in capital	325,624	316,764
Treasury stock, at cost, 13,199,996 shares and 12,290,485 shares	(317,860)	(296,976)
Accumulated other comprehensive income:
Unrealized gain on short-term investments, net of tax	35	71
Accumulated earnings	308,941	277,870

Total stockholders’ equity	317,349	298,330

Total liabilities and stockholders’ equity	$642,661	$638,376

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues:
Processing and related services	$87,715	$88,631	$174,136	$171,912
Software, maintenance and services	7,338	8,219	13,877	18,114

Total revenues	95,053	96,850	188,013	190,026

Cost of revenues:
Processing and related services	41,686	41,691	84,590	83,674
Software, maintenance and services	5,210	5,003	9,726	10,046

Total cost of revenues	46,896	46,694	94,316	93,720

Gross margin (exclusive of depreciation)	48,157	50,156	93,697	96,306

Operating expenses:
Research and development	10,874	7,857	20,775	15,856
Selling, general and administrative	11,651	15,045	21,588	29,652
Depreciation	2,699	2,501	5,051	5,092
Restructuring charges	1,141	3	2,290	6

Total operating expenses	26,365	25,406	49,704	50,606

Operating income	21,792	24,750	43,993	45,700

Other income (expense):
Interest expense	(1,903)	(1,759)	(3,788)	(3,879)
Interest and investment income, net	5,277	822	9,947	1,371
Other, net	3	5	(52)	3

Total other	3,377	(932)	6,107	(2,505)

Income from continuing operations before income taxes	25,169	23,818	50,100	43,195
Income tax provision	(9,564)	(8,574)	(19,029)	(15,549)

Income from continuing operations	15,605	15,244	31,071	27,646

Discontinued operations:
Loss from discontinued operations	—	(9,806)	—	(15,117)
Income tax benefit	—	3,109	—	4,599

Discontinued operations, net of tax	—	(6,697)	—	(10,518)

Net income	$15,605	$8,547	$31,071	$17,128

Basic earnings (loss) per common share:
Income from continuing operations	$0.34	$0.32	$0.67	$0.57
Discontinued operations, net of tax	—	(0.14)	—	(0.22)

Net income	$0.34	$0.18	$0.67	$0.35

Diluted earnings (loss) per common share:
Income from continuing operations	$0.33	$0.31	$0.66	$0.56
Discontinued operations, net of tax	—	(0.14)	—	(0.21)

Net income	$0.33	$0.17	$0.66	$0.35

Weighted-average shares outstanding:
Basic	46,527	48,151	46,714	48,598
Diluted	47,121	48,881	47,265	49,233

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2006	June 30, 2005
Cash flows from operating activities:
Net income	$31,071	$17,128
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	5,051	7,518
Amortization	8,126	14,372
Restructuring charge for abandonment of facilities and impairment of assets	401	3,492
Gain on short-term investments	(209)	(170)
Deferred income taxes	5,849	3,788
Excess tax benefits from stock-based compensation awards	(1,088)	1,073
Stock-based employee compensation	6,029	8,650
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	11,081	5,787
Other current and non-current assets	(2,699)	(2,692)
Income taxes payable/receivable	11,666	(398)
Accounts payable and accrued liabilities	(17,164)	2,916
Deferred revenue	2,615	684

Net cash provided by operating activities	60,729	62,148

Cash flows from investing activities:
Net proceeds (payments) from the disposition of discontinued operations	(436)	—
Purchases of property and equipment	(3,525)	(6,458)
Proceeds from sale of aircraft held for sale	7,376	—
Purchases of short-term investments	(97,695)	(31,535)
Proceeds from sale/maturity of short-term investments	73,700	21,538
Acquisition of business, net of cash acquired	(20,777)	(297)
Acquisition of and investments in client contracts	(3,002)	(3,964)

Net cash used in investing activities	(44,359)	(20,716)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,154	1,683
Repurchase of common stock	(22,287)	(43,816)
Payments on acquired equipment financing	(481)	—
Excess tax benefits from stock-based compensation awards	1,088	—
Payments of deferred financing costs	—	(87)

Net cash used in financing activities	(18,526)	(42,220)

Effect of exchange rate fluctuations on cash	—	(1,976)

Net decrease in cash and cash equivalents	(2,156)	(2,764)
Cash and cash equivalents, beginning of period	346,113	133,551

Cash and cash equivalents, end of period	$343,957	$130,787

Supplemental disclosures of cash flow information:
Cash paid during the period for -
Interest	$3,067	$3,063
Income taxes	1,518	9,405